UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 14, 2006

____________________

DEL GLOBAL TECHNOLOGIES CORP.
(Exact name of registrant as specified in charter)

New York	0-3319	13-1784308
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Commerce Park, Valhalla, NY		10595
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (914) 686-3650

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 14, 2006, the Board of Directors of the Company approved a change to the charter for the Audit Committee of the Board of Directors based on the recommendations of the Audit Committee. The revised Audit Committee charter is filed as an exhibit to this Form 8-K and will be posted on the Company’s website at www.delglobaltech.com as soon as practicable. Following is a summary of the change to the Audit Committee charter. This summary does not purport to be a full description of the change, and as such, you should refer to the document filed as an exhibit to this Form 8-K.

The Audit Committee charter has been revised to provide that the Audit Committee of the Company shall be comprised of three (3) or more directors, each of whom shall meet the independence requirements of the applicable nationally traded stock exchange. The Audit Committee charter had previously provided that the Audit Committee of the Company shall be comprised of two (2) or more directors, each of whom shall meet the independence requirements of the applicable nationally traded stock exchange.

Item 9.01	Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

Not Applicable

(b)	Pro Forma Financial Information.

Not Applicable

(c)	Shell Company Transactions.

Not Applicable

(d)	Exhibits
	Exhibit No.	Exhibits

99.1	Charter of Audit Committee of Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL GLOBAL TECHNOLOGIES CORP.
(Registrant)

Date: February 17, 2006	By:	/s/ Mark A. Koch
Mark A. Koch Principal Accounting Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Charter of Audit Committee of Board of Directors.